Exhibit 23.1

PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of Longwood Capital Group II, Inc., of our report dated October 13, 2015 on our audit of the financial statements of Longwood Capital Group II, Inc. as of July 31, 2015, and the related statements of operations, stockholders’ equity and cash flows for the period from inception to July 31, 2015, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

October 13, 2015